EXHIBIT 99.2
LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	Second Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/23/10	10/24/09
Sales	$292,982	$300,707
Cost of sales
Cost of goods sold	207,938	205,602
Restructuring	(62)	663
Total cost of sales	207,876	206,265
Gross profit	85,106	94,442
Selling, general and administrative	79,657	84,619
Restructuring	110	520
Operating income	5,339	9,303
Interest expense	592	831
Interest income	223	199
Other income (expense), net	(418)	236
Earnings before income taxes	4,552	8,907
Income tax expense	1,381	3,529
Net income	3,171	5,378
Net loss attributable to noncontrolling interests	774	588
Net income attributable to La-Z-Boy Incorporated	$3,945	$5,966

Basic average shares	51,855	51,527
Basic net income attributable to La-Z-Boy Incorporated per share	$0.07	$0.11

Diluted average shares	52,214	51,755
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.07	$0.11

Prior period amounts included in these financial statements have been revised to incorporate all out-of-period corrections.

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/23/10	10/24/09
Sales	$556,296	$563,378
Cost of sales
Cost of goods sold	398,439	387,715
Restructuring	(83)	1,399
Total cost of sales	398,356	389,114
Gross profit	157,940	174,264
Selling, general and administrative	153,976	162,535
Restructuring	275	821
Operating income	3,689	10,908
Interest expense	1,182	1,811
Interest income	466	475
Other income (expense), net	(69)	837
Earnings before income taxes	2,904	10,409
Income tax expense	675	3,526
Net income	2,229	6,883
Net loss attributable to noncontrolling interests	1,500	660
Net income attributable to La-Z-Boy Incorporated	$3,729	$7,543

Basic average shares	51,820	51,503
Basic net income attributable to La-Z-Boy Incorporated per share	$0.07	$0.14

Diluted average shares	52,228	51,551
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.07	$0.14

Prior period amounts included in these financial statements have been revised to incorporate all out-of-period corrections.

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	10/23/10	04/24/10
Current assets
Cash and equivalents	$83,656	$108,427
Receivables, net of allowance of $22,596 at 10/23/10 and $20,258 at 04/24/10	168,974	165,001
Inventories, net	140,703	132,480
Deferred income taxes – current	2,305	2,305
Other current assets	20,807	18,862
Total current assets	416,445	427,075
Property, plant and equipment, net	131,070	138,857
Trade names	3,100	3,100
Deferred income taxes – long-term	464	458
Other long-term assets	35,442	38,293
Total assets	$586,521	$607,783

Current liabilities
Current portion of long-term debt	$5,143	$1,066
Accounts payable	46,773	54,718
Accrued expenses and other current liabilities	77,626	91,523
Total current liabilities	129,542	147,307
Long-term debt	40,522	46,917
Other long-term liabilities	69,518	70,445
Contingencies and commitments	—	—
Equity
La-Z-Boy Incorporated shareholders’ equity:
Common shares, $1 par value	51,865	51,770
Capital in excess of par value	200,772	201,873
Retained earnings	114,213	106,466
Accumulated other comprehensive loss	(19,285)	(20,284)
Total La-Z-Boy Incorporated shareholders' equity	347,565	339,825
Noncontrolling interests	(626)	3,289
Total equity	346,939	343,114
Total liabilities and equity	$586,521	$607,783

Prior period amounts included in these financial statements have been revised to incorporate all out-of-period corrections.

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Second Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/23/10	10/24/09	10/23/10	10/24/09
Cash flows from operating activities
Net income	$3,171	$5,378	$2,229	$6,883
Adjustments to reconcile net income to cash provided by (used for) operating activities
(Gain) loss on sale of assets	127	(75)	154	(88)
Restructuring	48	1,183	192	2,220
Provision for doubtful accounts	974	2,152	1,888	4,514
Depreciation and amortization	5,658	6,300	11,464	12,575
Stock-based compensation expense	1,329	1,621	2,356	2,628
Change in receivables	(18,983)	(26,460)	(2,034)	(17,538)
Change in inventories	(3,783)	3,956	(12,790)	2,075
Change in other assets	(3,232)	11,075	(3,528)	6,045
Change in payables	3,474	7,073	(7,193)	4,747
Change in other liabilities	4,486	10,025	(11,558)	11,944
Change in deferred taxes	(30)	(8)	7	—
Total adjustments	(9,932)	16,842	(21,042)	29,122
Net cash provided by (used for) operating activities	(6,761)	22,220	(18,813)	36,005

Cash flows from investing activities
Proceeds from disposals of assets	282	230	304	1,916
Capital expenditures	(2,552)	(1,340)	(4,987)	(2,779)
Purchases of investments	(2,297)	(1,338)	(6,630)	(2,537)
Proceeds from sales of investments	1,768	1,445	6,121	4,109
Change in restricted cash	—	—	—	17,007
Other	(31)	29	(43)	14
Net cash provided by (used for) investing activities	(2,830)	(974)	(5,235)	17,730

Cash flows from financing activities
Proceeds from debt	10,218	10,213	20,456	20,673
Payments on debt	(10,316)	(10,408)	(20,882)	(32,567)
Stock issued from stock plans	34	—	58	—
Net cash used for financing activities	(64)	(195)	(368)	(11,894)

Effect of exchange rate changes on cash and equivalents	310	(347)	277	(168)
Change in cash and equivalents	(9,345)	20,704	(24,139)	41,673
Cash reduction upon deconsolidation of VIE	—	—	(632)	—
Cash and equivalents at beginning of period	93,001	38,339	108,427	17,370
Cash and equivalents at end of period	$83,656	$59,043	$83,656	$59,043

Cash paid (net of refunds) during period – income taxes	$3,395	$(13,348)	$5,856	$(13,082)
Cash paid during period – interest	$538	$563	$1,075	$1,288

Prior period amounts included in these financial statements have been revised to incorporate all out-of-period corrections.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Second Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/23/10	10/24/09	10/23/10	10/24/09
Sales
Upholstery Group	$224,878	$232,780	$426,812	$429,472
Casegoods Group	39,509	37,302	76,359	73,167
Retail Group	39,246	38,014	74,553	73,976
VIEs	7,744	12,248	15,286	23,987
Corporate and Other	449	1,679	826	3,540
Eliminations	(18,844)	(21,316)	(37,540)	(40,764)
Consolidated Sales	$292,982	$300,707	$556,296	$563,378

Operating Income (Loss)
Upholstery Group	$17,055	$25,328	$27,112	$41,051
Casegoods Group	1,376	(184)	2,951	(305)
Retail Group	(4,360)	(5,301)	(9,284)	(10,969)
VIEs	(1,104)	(933)	(2,712)	(1,126)
Corporate and Other	(7,580)	(8,424)	(14,186)	(15,523)
Restructuring	(48)	(1,183)	(192)	(2,220)
Consolidated Operating Income	$5,339	$9,303	$3,689	$10,908

Prior period amounts included in these financial statements have been revised to incorporate all out-of-period corrections.